UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

MORGAN STANLEY INSTITUTIONAL FUND TRUST

(Name of Registrant as Specified In Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice

Short Duration Income Portfolio

c/o Morgan Stanley Investment Management Inc.

February 26, 2024

Dear Shareholder:

As you may know, a Special Meeting of Shareholders has been called for Morgan Stanley Institutional Fund Trust – Short Duration Income Portfolio (the “Fund”) which is scheduled to be held on March 15, 2024 at 11:30 am Eastern Time at the offices of Morgan Stanley Investment Management Inc. located at 1585 Broadway, 27th floor – Room I, New York, NY 10036, and any adjournments or postponements thereof (the "Meeting"). Proxy materials were sent to shareholders on or about January 24, 2024.

The Meeting is being held to consider and vote upon the following proposal:

1.	To approve an Agreement and Plan of Reorganization providing for the reorganization of the Fund into Eaton Vance Short Duration Income ETF, a series of Morgan Stanley ETF Trust.

You have been identified as a significant holder of the Fund. Due to the size of your investment, your vote is extremely important to the upcoming Meeting.

For your convenience, we have enclosed a copy of the proxy card for your review and to vote. You may also find the combined proxy statement and prospectus at vote.proxyonline.com/morganstanley/docs. If you have any questions about the proposal, please call 1 (888) 280-6942.

IN ORDER TO FACILITATE THIS REORGANIZATION, WE NEED YOUR VOTE!

the Fund’S Board of Trustees believes the reorganization Is in the Fund’s best interestS and recommends that you vote “FOR” the reorganization. please take a moment now to vote!

Thank you for your consideration and your vote.

Voting is easy and only takes a few moments of your time. Please use one of the convenient options listed below:

1.	Vote via the Internet. Visit the website indicated on the enclosed proxy card and enter your Control Number found on the enclosed proxy card.

2.	Vote by Touchtone Phone. Dial the toll-free number indicated on the enclosed proxy card.

3.	Vote by Phone with a Proxy Specialist. Dial toll-free 1 (888) 280-6942. Please have the enclosed proxy card available at the time of the call.

4.	Vote by Mail. Cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

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